SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 8, 2010

Grid Petroleum Corp.
(Exact name of registrant as specified in its charter)

Nevada	333-143597	NA
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

45 Cove Park Road NE, Calgary, AB	T3K 5XB
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  612-604-4914

_________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

The information contained in Item 5.02 of this Current Report on Form 8-K that pertains to the entry into a material definitive agreement is hereby incorporated into this Item 1.01.

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Kelly Sundberg

On March 8, 2010, Mr. Kelly Sundberg announced his resignation from the board of directors and all positions as an officer of our company.  There were no known disagreements with Mr. Sundberg.

Appointment of Paul Watts

On March 8, 2010, Mr. Paul Watts was appointed as our new President, CEO and sole member of the board of directors.

Mr. Paul Watts was a senior broker for R.A. Chartering, Howe Robinson London from 2005-2007 where he was responsible for crude oil chartering of very large crude carriers and suezmax tankers on a global basis.

Employment Agreement with Paul Watts

On March 8, 2010, in connection with the appointment of Mr. Watts as our President, CEO and Director, we executed an Employment Agreement with Mr. Watts (the “Agreement”). A copy of the Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. The description of Mr. Watts’ Agreement in Item 5.02 of this Current Report on Form 8-K is qualified in its entirety by the terms of the Agreement.

Term, Salary and Vacation. The Agreement will continue indefinitely subject to the termination provisions. Pursuant to the terms of the Agreement, Mr. Watts will receive a base salary of US $8,000 per month with an incremental rise of US $500 per quarter until an amount of US $10,000 per month is achieved. Mr. Watts is required to work a minimum of 3 days per week.  The salary and time commitment will be reviewed in 6 months from the date of execution of the Agreement.

Mr. Watts will be reimbursed for reasonable out-of-pocket business expenses incurred in the performance of his duties and is entitled to 4 weeks vacation per year.

Termination and Non-Solicitation. The Agreement may be terminated upon 30 days’ notice by Mr. Watts or our company without good reason or without cause. The Agreement will terminate for upon Mr. Watts’ death or for cause. For 12 months after termination, Mr. Watts has agreed not to solicit our employees or customers. Termination with “cause” means (a) fundamental breach of the Agreement; (b) in our opinion, poor performance after being advised as to the standard required; (c) any intentional or grossly negligent disclosure of any Confidential Information by Mr. Watts; (d) any improper use of our property; (e) violation of any local, state or federal statute, including, without limitation, an act of dishonesty such as embezzlement or theft, whether committed during the course of or in relation to Mr. Watts’ employment or otherwise; (f) conduct by Mr. Watts that, in our opinion, is materially detrimental to our business or financial position, including conduct that has the potential to injure our reputation if Mr. Watts is retained as our executive; and (g) any and all omissions, commissions or other conduct which would constitute just cause at law. Mr. Watts will not be entitled to any severance in connection with the Agreement.

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure

On March 8, 2010, we issued a press release announcing the appointment of Mr.Watts. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information included in this Item 7.01 as well as Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	Employment Agreement, dated March 8, 2010
99.1	Press Release, dated March 8, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Grid Petroleum Corp.

/s/ Paul Watts
Paul Watts
President, CEO and Director
Date: March 8, 2010